UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4881
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

JPL, LLC License Agreement and Access Agreement

The Board of Directors of Fresh Start Private Management Inc., a Nevada corporation (the "Company") authorized the execution of a ten year license agreement dated December 13, 2013 (the "License Agreement") with JPL, LLC ("JPL"). The Company is involved in establishing alcohol rehabilitation and treatment centers and has created certain alcohol therapeutic and rehabilitation programs (the "Counseling Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors (the "Naltrexone Implant"). The Naltrexone Implant formula is owned by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the rights to the Naltrexone Implant formula.

In accordance with the terms and provisions of the License Agreement, the Company shall grant to JPL an exclusive license to market, distribute and sell solely within the State of Connecticut (the "Territory") the Naltrexone Implant and the Counseling Programs, including the "know-how" consisting of trade secrets, inventions, data, processes, procedures, devices, methods, formulas, protocols, trademarks, logos, marketing materials, copyrights, patents, information and other know-how, which is owned and controlled by Trinity Rx (the "Know-How").

In further accordance with the terms and provisions of the License Agreement, JPL shall pay certain fees to the Company as follows: (i) a one-time upfront fee within three business days of execution of the License Agreement; (ii) during the term of the License Agreement, a monthly fee equal to 10% of the revenue generated by JPL or any other entity associated with JPL (the "Third Party Seller"); (iii) a program fee upon the order of the Counseling Programs; (iv) a minimum royalty fee during calendar year 2014 in the amount of $15,000; and (v) a minimum royalty fee for subsequent calendar years starting 2015 of $40,000.

The License Agreement may be terminated by the Company in the event JPL commits a material breach and such breach is not cured by JPL within sixty days. JPL may terminate the License Agreement for any reason upon a sixty days notice to the Company. In the event JPL terminates the License Agreement, JPL agrees not to engage in a competitive business with the Company within the Territory for a period of two years following termination.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	License Agreement between Fresh Start Private Management Inc. and JPL, LLC dated December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

DATE: December 13, 2013	By:	/s/ Kent Emry
	Name:	Kent Emry
	Title:	Chief Executive Officer